Exhibit 99.1

Stran & Company Engages Marcum LLP as its Independent Auditor

Quincy, MA / June 20, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it has engaged Marcum LLP as the Company’s new independent public accounting firm.

Marcum offers its clients a full spectrum of traditional tax, accounting, and assurance services; financial, risk, and transaction advisory services; valuation, forensic and litigation services; technology consulting and managed services; and an extensive portfolio of specialty and niche industry practices.

“We are pleased to engage Marcum as they are one of the top-ranked by market share and among the largest PCAOB-registered audit and accounting firms in the U.S.,” commented Andy Shape, President and CEO of Stran. “We believe it will be a swift transition to Marcum, at which time we look forward to resuming our scheduled reporting on our financial information as the information can be made available.”

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com